UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2018

Golub Capital Investment Corporation

(Exact name of Registrant as Specified in Its Charter)

MARYLAND	814-01128	47-1893276
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

666 Fifth Avenue, 18th Floor, New York, NY	10103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01.	Entry into a Material Definitive Agreement.

On November 27, 2018, Golub Capital Investment Corporation, a Maryland corporation (“GCIC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Golub Capital BDC, Inc., a Delaware corporation (“GBDC”), Fifth Ave Subsidiary Inc., a Maryland corporation and wholly owned subsidiary of GBDC (“Merger Sub”), GC Advisors, LLC, a Delaware limited liability company and investment adviser to each of GBDC and GCIC (“GC Advisors”) and, for certain limited purposes, Golub Capital LLC. The Merger Agreement provides that, subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into GCIC, with GCIC continuing as the surviving company and as a wholly-owned subsidiary of GBDC (the “Merger”) and, immediately thereafter, GCIC will merge with and into GBDC, with GBDC continuing as the surviving company (together with the Merger, the “Mergers”). The boards of directors of both GCIC and GBDC, including all of the respective independent directors, have approved the Merger Agreement and the transactions contemplated therein. The parties to the Merger Agreement intend the Mergers to be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

In the Merger, each share of GCIC common stock issued and outstanding immediately prior to the effective time of the Merger will be converted into 0.865 shares of GBDC common stock (the “Exchange Ratio”) in connection with the closing of the Merger. The Exchange Ratio will only be adjusted if, between the date of the Merger Agreement and the effective time of the Merger, the respective outstanding shares of GBDC common stock or GCIC common stock shall have been increased or decreased or changed into or exchanged for a different number or kind of shares or securities, in each case, as a result of any reclassification, recapitalization, stock split, reverse stock split, split-up, combination or exchange of shares, or if a stock dividend or dividend payable in any other securities shall be declared with a record date within such period. No fractional shares of GBDC common stock will be issued, and holders of GCIC common stock will receive cash in lieu of fractional shares.

The Merger Agreement contains representations, warranties and covenants, including, among others, covenants relating to the operation of each of GBDC’s and GCIC’s businesses during the period prior to the closing of the Merger. GBDC and GCIC have agreed to convene and hold stockholder meetings for the purpose of obtaining the approvals required of GBDC’s and GCIC’s stockholders, respectively, and have agreed to recommend that the stockholders approve the applicable proposals.

The Merger Agreement provides that each of GBDC and GCIC may not solicit proposals relating to alternative transactions, or, subject to certain exceptions, enter into discussions or negotiations or provide information in connection with any proposal for an alternative transaction. However, each of the GBDC board of directors and the GCIC board of directors may, subject to certain conditions and in some instances payment of a termination fee of approximately $29 million, change its recommendation to the applicable stockholders, terminate the Merger Agreement and enter into an agreement with respect to a superior alternative proposal if it determines in its reasonable good faith judgment, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to breach its standard of conduct under applicable law (taking into account any changes to the Merger Agreement proposed by GCIC or GBDC, as applicable).

Consummation of the Merger, which is currently anticipated to occur during the first half of calendar year 2019 is subject to certain closing conditions, including (1) requisite approvals of GBDC stockholders and GCIC stockholders, (2) approval of GBDC stockholders of an amendment to the investment advisory agreement between GBDC and GC Advisors to be effective upon closing of the Merger, (3) the absence of certain legal impediments to the consummation of the Merger, (4) effectiveness of the registration statement for the GBDC common stock to be issued as consideration in the Merger, (5) subject to certain exceptions, the accuracy of the representations and warranties and compliance with the covenants of each party to the Merger Agreement, (6) required regulatory approvals (including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and (7) a requirement that, as of a determination date that is within 48 hours (excluding Sundays and holidays) prior to the closing of the Merger, both (a) the product of the Exchange Ratio and the closing greater of (i) the market price and (ii) the net asset value (“NAV”) per share of the shares of GBDC common stock is greater than or equal to the NAV per share of GCIC common stock and (b) the product of the Exchange Ratio and the NAV per share of the GBDC common stock is less than or equal to the NAV per share of the GCIC common stock.

The Merger Agreement also contains certain termination rights in favor of GBDC and GCIC, including if the Merger is not completed on or before November 27, 2019 or if the requisite approvals of GBDC stockholders or GCIC stockholders are not obtained. The Merger Agreement also provides that, upon the termination of the Merger Agreement under certain circumstances, GCIC may be required to pay GBDC, or GBDC may be required to pay GCIC, a termination fee of approximately $29 million.

2

The description above is only a summary of the material provisions of the Merger Agreement and is qualified in its entirety by reference to copies of the Merger Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The representations and warranties and covenants set forth in the Merger Agreement have been made only for purposes of such agreement and were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including qualification by confidential disclosures made for purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the parties to the Merger Agreement or their respective businesses.

Item 7.01.	Regulation FD Disclosure.

On November 28, 2018, GCIC issued a press release announcing the entry into the Merger Agreement. The press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section. The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this Current Report on Form 8-K may constitute forward-looking statements and are not guarantees of future performance or results of GCIC, GBDC, or, following the Merger, the combined company and involve a number of risks and uncertainties. Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings made by GCIC and GBDC with the Securities and Exchange Commission (“SEC”), including those contained in the Proxy Statement (as defined below), when such documents become available. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include: the ability of the parties to consummate the Mergers on the expected timeline, or at all, failure of GCIC or GBDC to obtain the requisite stockholder approval for the Proposals (as defined below) set forth in the Proxy Statement, the ability to realize the anticipated benefits of the Mergers, effects of disruption on the business of GCIC and GBDC from the proposed Merger, the effect that the announcement or consummation of the Mergers may have on the trading price of GBDC’s common stock on The Nasdaq Global Select Market; the combined company’s plans, expectations, objectives and intentions as a result of the Mergers, any decision by GCIC to pursue continued operations, any termination of the Merger Agreement, future operating results of GCIC or GBDC, the business prospects of GCIC and GBDC and the prospects of their portfolio companies, actual and potential conflicts of interests with GC Advisors LLC and other affiliates of Golub Capital LLC, general economic and political trends and other factors, the dependence of GCIC’s and GBDC’s future success on the general economy and its effect on the industries in which they invest; and future changes in laws or regulations and interpretations thereof. Each of GCIC and GBDC undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this Current Report on Form 8-K.

Additional Information and Where to Find It

This communication relates to a proposed business combination involving GCIC and GBDC, along with related proposals for which stockholder approval will be sought (collectively, the “Proposals”). In connection with the Proposals, each of GCIC and GBDC intend to file relevant materials with the SEC, including a registration statement on Form N-14, which will include a joint proxy statement of GBDC and GCIC and a prospectus of GBDC (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. STOCKHOLDERS OF EACH OF GCIC AND GBDC ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GCIC, GBDC, THE MERGERS AND THE PROPOSALS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s web site, http://www.sec.gov or for documents filed by GBDC, from GBDC’s website at http://www.golubcapitalbdc.com.

3

Participants in the Solicitation

GCIC and GBDC and their respective directors, executive officers and certain other members of management and employees of GC Advisors and its affiliates, may be deemed to be participants in the solicitation of proxies from the stockholders of GCIC and GBDC in connection with the Proposals. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the GCIC and GBDC stockholders in connection with the Proposals will be contained in the Proxy Statement when such document becomes available. This document may be obtained free of charge from the sources indicated above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1*	Agreement and Plan of Merger, by and among Golub Capital BDC, Inc., Golub Capital Investment Corporation, Fifth Ave Subsidiary Inc., GC Advisors, LLC, and solely for purposes of Section 1.9, Golub Capital LLC, dated as of November 27, 2018.
99.1	Press release of Golub Capital Investment Corporation, dated as of November 28, 2018.

* Exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Investment Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL INVESTMENT CORPORATION

Date: November 28, 2018	By:	/s/ Ross A. Teune
	Name:	Ross A. Teune
	Title:	Chief Financial Officer